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                                                                   EXHIBIT 10.30


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, is made and entered into as of the 21st day of December, 1998, by and between TEMPLATE SOFTWARE, INC., a Virginia corporation (the "Company") and Andrew B. Ferrentino (the "Consultant").
      -------                                  ----------


                                    RECITALS


     A. The Company desires to retain Consultant to provide the services hereinafter set forth.

     B. Consultant is willing to provide such services to the Company on the terms and conditions hereinafter set forth.


                                   AGREEMENT


     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1.  EMPLOYMENT AND TERM.  The Company agrees to employ the Consultant and
         -------------------
the Consultant agrees to work for the Company, subject to the terms and conditions below, for a term of one year, beginning January 1, 1999, and ending December 31, 1999.

     2.  COMPENSATION; BENEFITS.  Subject to the terms and conditions of this
         ----------------------
Agreement, the Company shall pay to the Consultant an hourly rate of $175 for all hours worked, payable in accordance with the Company's regular payroll policies for part time employees. The Company shall use Consultant for a minimum of 75 days, and more upon mutual agreement of the parties. In the event that the Company does not assign tasks requiring a total of 75 days to perform throughout the term of the Agreement, Consultant may, at his sole discretion, work less than the 75 days minimum. The Consultant shall be reimbursed for all expenses incurred as a result of performing the tasks assigned by the Company. In addition to the hourly payments and expense reimbursement, the Consultant shall be entitled to the Company's standard medical and dental insurance coverage, inclusion in the Company 401k plan, use of a mobile telephone and continuation of the Consultant's life insurance policy in place as of the date of this Agreement. Notwithstanding the foregoing, the Company reserves the right to adopt, amend or discontinue any employee benefit plan or policy in accordance with then-applicable law.


     3.  DUTIES. The Consultant shall initially be employed as an executive
         ------
consultant. The Consultant shall diligently and conscientiously perform tasks mutually agreed and assigned to him by the CEO or his designate. Agreement on proposed tasks shall not be unreasonably withheld by Consultant so long as the tasks cause no conflict with previously committed activities of Consultant. Consultant shall endeavor to make a minimum of 75 working days available to the Company for agreed tasks in the timeframe requested by the

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Company. Tasks assigned are expected to be in the following areas:


         (a) Due diligence on acquisitions or partnerships (on the company or its technology).
         (b) Account support sales strategies, project planning, or project audits.
         (c)  Strategic and operational planning.
         (d)  Operational audits regarding adherence to plan.
         (e) Product definition, creation, or re-engineering (for acquired technology) strategies.
         (f)  Y2K readiness planning support.


     4.  RIGHT TO CONTRACT; CONFLICT OF INTEREST.  The Consultant hereby
         ---------------------------------------
represents and warrants to the Company that (i) he has full right and authority to enter into this Agreement and to perform his obligations hereunder, and (ii) the execution and delivery of this Agreement by the Consultant and the performance of the Consultant's obligations hereunder will not conflict with or breach any agreement, order or decree to which the Consultant is a party or by which he is bound.

     5.  TERMINATION BY THE COMPANY.
         --------------------------

         (a) The Company shall have the right to terminate this Agreement with or without cause at any time during the term of this Agreement by giving written notice to the Consultant. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date 5 days following the date of the notice of termination itself. In the event that the Consultant is terminated for cause, the Company shall pay the Consultant for hours worked through the effective date of termination. In the event that the Consultant is terminated without cause, the Company shall pay to the Consultant an amount equal to $1400 per day times the net of 75 days and the number of days worked under this Agreement through the date of notice of termination.

         (b)  For purposes of this Section 6, "cause" shall mean (i) a material
                                   ---------   -----
breach by the Consultant of any covenant or condition hereunder; (ii) a material neglect of duty by the Consultant; or (iii) the commission by the Consultant of any act or omission constituting gross negligence, dishonesty, fraud, immoral or disreputable conduct which is, or in the reasonable opinion of the Company's Board of Directors is likely to be, harmful to the Company or its reputation.

     6.  TERMINATION BY DEATH OR DISABILITY OF THE CONSULTANT.
         ----------------------------------------------------

         (a) In the event of the Consultant's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Consultant's beneficiary or estate, the salary and other compensation due the Consultant through the day on which his death shall have occurred.

         (b) If the Consultant is unable to perform his duties hereunder due to mental,

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physical or other disability for a period of 90 consecutive business days, as determined by the Company, or for 90 business days in any period of 12 consecutive months, this Agreement may be terminated by the Company, at its option, by written notice to the Consultant, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself. In this case, the Company will pay the Consultant for hours worked and other compensation due him through the day on which such termination is effective.


     7.  TERMINATION BY THE CONSULTANT.
         ------------------------------

         (a) The Consultant may voluntarily terminate this Agreement at any time, with or without cause, by giving 30 days written notice to the Company. Any such termination, if without cause, shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than 14 days after, the date of the notice. If such termination is with cause, it shall become effective on the 30 days after the date of such notice, provided the Company has failed to cure the cause specified in the notice.

         (b) After the date of any such termination, the Consultant shall be entitled to payment for hours worked due him through the day on which such termination becomes effective, unless such termination was for cause, in which case he shall be entitled to receive from the Company compensation equal to the compensation the Consultant would have received had the Company terminated this Agreement without cause pursuant to Section 5(a).
                                    -------------

         (c)  For purposes of this Section 7, "cause" shall mean a material
                                  ---------   -----
failure by the Company to perform its obligations under this Agreement.

     8.  SUSPENSION. In the event the Company has reasonable cause to
         ----------
believe that there exists cause for termination of this Agreement as defined in

Section 5, immediately upon written notice to the Consultant, the Company may
---------
but shall not be obligated to suspend the Consultant, with pay, for a period not to exceed four (4) weeks, either as a disciplinary measure or in order to investigate the Company's belief that such cause exists. No such suspension shall prevent the Company from thereafter exercising its rights to terminate this Agreement in accordance with its terms.

     9.  NON-COMPETITION AND NON-SOLICITATION.
         -------------------------------------

         (a)  Non-Competition.  The Consultant agrees that, during his
              ---------------
employment hereunder, and for a period of two (2) months after the later of (i) the effective date of termination of this Agreement, (ii) the date on which the Consultant's period of compensated severance hereunder expires, or (iii) the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant, he will not, in any geographic area where the Company engages in its Business (as defined below) or maintains sales or service representatives or employees interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company, or any subsidiary or affiliate of the Company, and any customer, supplier or employee of the Company, or any such subsidiary or affiliate;

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         (b)  Non-Solicitation.  The Consultant agrees that, during his
              ----------------
employment hereunder, and for a period of two (2) years after the later of (i) the effective date of termination of this Agreement, (ii) the date on which the Consultant's period of compensated severance hereunder expires, or (iii) the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant, he will not offer employment to any current employee of the Company or solicit (directly or indirectly, either individually or in connection with any employer or other business partner) any current employee of the Company to accept employment elsewhere.

         (c)  The term "affiliate" means any person, firm or corporation,
                        ---------
directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Company.


     10. CONFIDENTIALITY AND NON-DISCLOSURE.
         -----------------------------------

         (a) The Consultant shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company, any trade secrets or other proprietary or confidential information of the Company or any subsidiary or affiliate (as defined in Section 9) of the Company obtained by
                                           ---------
the Consultant from or through his employment hereunder. The Consultant hereby acknowledges and agrees that all proprietary information referred to in this

Section 10 shall be deemed trade secrets of the Company and of its subsidiaries
-----------
and affiliates, as defined in Section 9, and that the Consultant shall take such
                              ---------
steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Consultant further acknowledges that the Company's products and titles consist of copyrighted material, and Consultant shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company.

         (b) The Consultant further hereby agrees and acknowledges that any disclosure of any proprietary information prohibited herein, or any breach of the provisions of Sections 4 or 9 of this Agreement, may result in irreparable
                  -----------   -
injury and damage to the Company which will not be adequately compensable in monetary damages, that the Company will have no adequate remedy at law therefor, and that the Company may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the company against, or on account of, any breach by the Consultant of the provisions contained in Sections 4, 9 or 10.
                            ----------  -    --

         (c) The Consultant further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, the Consultant shall notify any new employer, partner, associate or any other firm or corporation with whom the Consultant shall become associated in any capacity whatsoever of the provisions of this Section 10, and that the
                                     ----------

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Company may give such notice to such firm, corporation or other person.

     11. ASSIGNMENT AND DISCLOSURE OF INVENTIONS.
         ----------------------------------------

         (a) From and after the date the Consultant first became employed with the Company, the Consultant hereby agrees to promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets ("Inventions"), whether or not
                                           ----------
patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by the Consultant, either alone or jointly with others, during the period of the Consultant's employment and in the course of performing assigned tasks for the Company.

         (b) The Consultant hereby acknowledges that copyrightable works prepared by the Consultant within the scope of the Consultant's employment are

"works for hire" under the Copyright Act and that the Company will be considered
---------------
the author thereof. The Consultant hereby agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by the Consultant for the Company, or
(c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby assigned by the Consultant to the Company.

     12. SEVERABILITY.  The Company and the Consultant recognize that the
         ------------
laws and public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Company and of the Consultant that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the Commonwealth of Virginia, but that the unenforceability (to the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

     13. ASSIGNMENT.  Neither the rights nor obligations under this
         ----------
Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

     14. NOTICES.  Any notice expressly provided for under this Agreement
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shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

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         (a)  If to the Company, to:

              Template Software, Inc.
              45365 Vintage Park Plaza, Suite 100
              Dulles, Virginia 20166
              Attn: President

              with a copy to:

              Hunton & Williams
              1751 Pinnacle Drive, Suite 1700
              McLean, Virginia 22102
              Attn: Joseph W. Conroy, Esquire


         (b)  If to the Consultant, to

              Andrew B. Ferrentino
              c/o Template Software, Inc.
              45365 Vintage Park Plaza, Suite 100
              Dulles, Virginia 20166

     15. GOVERNING LAW.  This Agreement shall be executed, construed and
         -------------
performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles.

     16. HEADINGS.  The section headings contained in this Agreement are
         --------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17. ENTIRE AGREEMENT, AMENDMENTS.  This Agreement constitutes and
         ----------------------------
embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the Consultant and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              TEMPLATE SOFTWARE, INC.


                              By:    /s/ E. Linwood Pearce
                                     ---------------------
                                     Name:  E. Linwood Pearce
                                     Title: CEO
                                     Date:  2/12/99


                              CONSULTANT


                                     /s/ Andrew B. Ferrentino
                                     ------------------------
                                     Andrew B. Ferrentino
                                     Date:  2/12/99

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